Exhibit 10.18

CONFIDENTIAL

SHARE ISSUANCE AGREEMENT

(Shares issued outside the Company’s equity incentive plans)

Name of Recipient:

Number of Shares:

Issuance Date:

This Share Issuance Agreement (this “Agreement”) is entered into as of the Issuance Date set forth above by and among: (i) Enhanced Group Inc., a Texas corporation listed on the New York Stock Exchange (the “Company”); (ii) Enhanced US LLC, a subsidiary of the Company (“Enhanced US”); [and] (iii) (the “Service Provider”)]; and (iv) the recipient named above (the “Recipient”). Each of the foregoing is a “Party” and together they are the “Parties”.

WHEREAS, the [Service Provider][Recipient] and Enhanced US are parties to an agreement for services dated   , 2026 (the “Agreement for Services”, and together with this Agreement, the “Agreements”), pursuant to which the [Service Provider] performed certain services and the fee for such services is payable partly in cash and partly by the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share (each, a “Share”), as described in section 4 of the Agreement for Services (the “Equity Commitment”).

[WHEREAS, the Service Provider has irrevocably directed that the Shares deliverable in satisfaction of the Equity Commitment be issued to the individuals listed in Section 2(a) (each, together with the Service Provider, a “Designated Recipient”), rather than to the Service Provider itself, and each Designated Recipient is associated with the Service Provider.]

WHEREAS, the Company is willing to issue the Shares to the [Designated Recipients][Recipient], on the terms of this Agreement [and substantially similar agreements with the other Designated Recipients], in full satisfaction of the Equity Commitment, and the issuance of the Shares to Enhanced US’s creditor designees will be treated as a capital contribution by the Company to Enhanced US.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement for Services, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Issuance of Shares.

(a) Issuance. Subject to the terms of this Agreement, the Company hereby issues to the Recipient the number of Shares set forth above, effective as of the Issuance Date. The Shares are fully vested, non-forfeitable and free of any vesting, service or performance conditions as of the Issuance Date, and will be delivered in book-entry form registered in the name of the Recipient, subject to the legend and transfer restrictions described in Section 3.

(b) No Plan; No Form S-8. The Shares are issued as a standalone issuance outside of, and are not granted under, the Company’s Enhanced Group Inc. Omnibus Incentive Plan or any other equity incentive or employee benefit plan of the Company, and have not been and will not be registered on a registration statement on Form S-8. No provision of any such plan applies to the Shares or to this Agreement.

(c) Capitalized Terms. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Agreement for Services; provided that no provision of the Agreement for Services shall impose any obligation on the Recipient other than as expressly set forth in this Agreement. As used in this Agreement, “business day” means any day other than a Saturday, a Sunday, a day on which commercial banks in New York, New York are authorized or required by law to close, or a day on which the U.S. Securities and Exchange Commission (the “SEC”) is closed for business.

2. Satisfaction of the Equity Commitment; Direction.

(a) [Designated Recipients. The Service Provider confirms that it has directed the Company and Enhanced US to issue the Shares deliverable under the Equity Commitment to the following Designated Recipients in the following amounts:]

Designated Recipient (per section 4 of the Agreement for Services)	Number of Shares of Class A Common Stock

Total

(b) Satisfaction. [The Service Provider and the] Recipient acknowledge and agree that the issuance of the Shares to the Recipient under this Agreement, [together with the issuances to the other Designated Recipients under substantially similar agreements,] fully satisfies and discharges the Equity Commitment and all obligations of the Company, Enhanced US and their respective affiliates to issue or deliver equity under the Agreement for Services, and that [none of the Service Provider or any Designated] Recipient [or any other person] has any further right to receive equity of the Company or Enhanced US in respect of the Equity Commitment [or the allocation set forth in Section 2(a)]. For the avoidance of doubt, this Agreement does not affect the cash portion of the fee payable under the Agreement for Services.

(c) [Direction; No Reliance on Structure. The direction to issue the Shares to the Designated Recipients was made by the Service Provider for its own reasons, without any recommendation by the Company or Enhanced US, and the Service Provider acknowledges that such direction does not alter the tax treatment described in Section 10.]

3. Restrictions on Transfer.

(a) Securities Law Compliance; Refusal to Register Transfers. Recipient shall not offer, sell, pledge, hypothecate or otherwise transfer (each, a “Transfer”) any Shares unless (i) the Transfer is made pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, or (ii) the Transfer is exempt from such registration requirements and, if reasonably requested by the Company, the Recipient delivers an opinion of counsel reasonably satisfactory to the Company to that effect. The Company may instruct its transfer agent to refuse to register any Transfer not made in compliance with this Section 3.

(b) Stop-Transfer Orders and Legend. The Recipient acknowledges that the Company may place stop-transfer orders on the Shares to enforce this Agreement and applicable securities laws. Each book-entry position representing the Shares will bear the following legend (which the Company shall cause to be removed, at its expense, promptly upon the Shares being sold under an effective registration statement or becoming eligible for resale without restriction under Rule 144 under the Securities Act, subject to customary transfer agent and counsel requirements):

“THE OFFER AND SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND, IF REASONABLY REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.”

4. Resale Registration Rights.

(a) Resale Shelf. The Company shall use commercially reasonable efforts to prepare and file with the SEC a resale shelf registration statement on Form S-1 or Form S-3, if available for use by the Company, covering the resale of the Shares issued to the [Designated] Recipients (the “Resale Shelf”) as soon as reasonably practicable and in any event by the end of August 2026, and shall use commercially reasonable efforts to cause the Resale Shelf to be declared effective as promptly as practicable thereafter.

(b) Suspension. The Company may, by written notice, suspend use of the Resale Shelf for one or more periods not to exceed sixty (60) consecutive days or ninety (90) days in the aggregate in any twelve-month period if the Company determines in good faith that such use would require premature disclosure of material non-public information or would interfere with a material transaction. In addition, and without regard to the foregoing limitations, the Company may suspend use of the Resale Shelf for so long as (i) the SEC has issued any stop order with respect to, or initiated any proceeding relating to, the Resale Shelf, (ii) a post-effective amendment, prospectus supplement or updated financial statements are required in order for the Resale Shelf or the related prospectus to comply with applicable law, (iii) the Resale Shelf or the related prospectus contains an untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Company is not then eligible to use the form on which the Resale Shelf was filed, or (v) continued use would violate applicable law or the rules of the SEC or the New York Stock Exchange (the “NYSE”) or would be prohibited by any order or restriction of the NYSE or the Company’s transfer agent. [Each Designated][The] Recipient shall notify the Company promptly of any change that causes information previously furnished by the [Designated] Recipient for use in the Resale Shelf to be inaccurate or incomplete in any material respect. Upon receipt of any notice of suspension, the [Designated] Recipient shall immediately discontinue all use of the Resale Shelf and any related prospectus and shall not resume sales thereunder until the Company has notified the [Designated] Recipient in writing that use of the Resale Shelf may resume. The [Designated] Recipient shall keep any such notice and the related information confidential, except to the extent disclosure is required by applicable law.

(c) Expenses; Cooperation. The Company shall bear all registration and filing fees and its own legal and accounting expenses in connection with the Resale Shelf (excluding underwriting discounts, selling commissions and the Recipient’s own counsel fees). The Recipient shall promptly furnish to the Company such information regarding the Recipient and its intended method of distribution as the Company may reasonably request for inclusion in the Resale Shelf and shall complete customary selling stockholder questionnaires, in each case completely and accurately and no later than three (3)

business days after the Company’s request. Each deadline and obligation of the Company under Section 4(a) is tolled, on a day-for-day basis, for so long as such [Designated] Recipient has not furnished information reasonably requested by the Company in complete and accurate form, and the Company may omit the [Designated] Recipient and the Shares issued to such [Designated] Recipient from the Resale Shelf, and from any amendment or supplement thereto, until such information has been so furnished. The Company has no liability to the such [Designated] Recipient for any delay in filing or effectiveness, or for any omission from the Resale Shelf, attributable to the [Designated] Recipient, its trustee or its advisers or to the [Designated] Recipient’s information or questionnaire responses. The [Designated] Recipient shall indemnify and hold harmless the Company, its directors and officers, and each person who controls the Company within the meaning of the Securities Act, from and against any losses, claims, damages or liabilities (including reasonable attorneys’ fees and expenses) arising out of any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in the Resale Shelf or any related prospectus, in each case solely to the extent made in reliance on and in conformity with information furnished in writing by the [Designated] Recipient expressly for use therein; provided that the [Designated] Recipient’s liability under this sentence shall not exceed the net proceeds received by the [Designated] Recipient from sales of Shares pursuant to the Resale Shelf. The Company shall notify the [Designated] Recipient reasonably promptly after becoming aware of any claim for which indemnification may be sought under this Section 4(c), provided that any failure or delay in giving such notice does not relieve the [Designated] Recipient of its obligations except to the extent the [Designated] Recipient is materially prejudiced thereby. The indemnified persons shall control the defense of any such claim with counsel of their choosing, and the [Designated] Recipient shall not settle or compromise any such claim without the prior written consent of the affected indemnified persons. If the indemnification provided in this Section 4(c) is unavailable to, or insufficient to hold harmless, an indemnified person, the [Designated] Recipient shall contribute to the amounts paid or payable by such indemnified person in such proportion as is appropriate to reflect the relative fault of the [Designated] Recipient, subject to the same limitation on the [Designated] Recipient’s aggregate liability set forth above. The limitation on the [Designated] Recipient’s liability set forth in this Section 4(c) does not apply in the case of fraud or intentional misstatement or omission by the [Designated] Recipient.

(d) Limitations. The Company’s obligations under this Section 4 are subject to applicable law and the rules and regulations of the SEC. Nothing in this Section 4 requires the Company to effect an underwritten offering.

5. Representations and Warranties of the Company. The Company represents and warrants to the Recipient as of the Issuance Date that:

(a) Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own its properties and to carry on its business as now conducted.

(b) Authorization; Enforceability. The execution, delivery and performance of this Agreement and the issuance of the Shares have been duly authorized by all necessary corporate action of the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.

(c) Valid Issuance. The Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances arising by or through the Company, other than restrictions under this Agreement and applicable securities laws.

6. Representations and Warranties of the [Service Provider and the] Recipient. The [Service Provider, solely as to Sections 6(a), 6(j) and 6(k), and the] Recipient [( as to all of this Section 6, each severally and not jointly,] represent and warrant to the Company as of the Issuance Date that:

(a) Organization; Authority. It has, if an individual, full legal capacity; if an entity, full power and authority; and, if a trust, full trust power and authority with its trustee duly authorized to act on its behalf; in each case to execute, deliver and perform this Agreement and, in the case of the Recipient, to acquire and hold the Shares. This Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.

(b) Accredited Investor. The Recipient is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act on the basis that the Recipient is (check the applicable box):

(i) ☐ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose acquisition of the Shares is directed by a person with such knowledge and experience in financial and business matters as described in Rule 506(b)(2)(ii);

(ii) ☐ a revocable trust that may be amended or revoked at any time by its grantor(s), each of whom is an individual accredited investor under Rule 501(a);

(iii) ☐ a natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000, excluding the value of such person’s primary residence;

(iv) ☐ a natural person who had individual income in excess of $200,000 (or joint income with that person’s spouse or spousal equivalent in excess of $300,000) in each of the two most recent years and who reasonably expects to reach the same income level in the current year;

(v) ☐ an entity (including a corporation, limited liability company or partnership) with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring the Shares;

(vi) ☐ an entity in which all of the equity owners are accredited investors; or

(vii) ☐ an accredited investor under another paragraph of Rule 501(a) of Regulation D, as specified here: ___________________.

(c) Not Formed for This Acquisition. The Recipient, if an entity, was not formed, organized, recapitalized or reorganized for the specific purpose of acquiring the Shares.

(d) Investment Intent; Own Account. The Recipient is acquiring the Shares for its own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws; provided that this representation does not limit the Recipient’s right to sell the Shares pursuant to the Resale Shelf or otherwise in compliance with applicable securities laws.

(e) Private Placement; Restricted Securities. The Recipient understands that the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder; that the Shares are “restricted securities” within the meaning of Rule 144; that the Shares may not be Transferred except pursuant to an effective registration statement or an available exemption from registration; and that the book-entry positions representing the Shares will bear the legend, and be subject to the stop-transfer instructions, described in Section 3.

(f) No General Solicitation. The Recipient is not acquiring the Shares as a result of any general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, broadcast over television, radio or the internet, or presented at any seminar or meeting whose attendees were invited by general solicitation or general advertising.

(g) Sophistication; Ability to Bear Risk. The Recipient (itself or through the person directing its investments) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and is able to bear the economic risk of the investment for an indefinite period, including a complete loss.

(h) Access to Information; Independent Decision. The Recipient, its respective representatives and advisers have been given the opportunity to ask questions of, and receive answers from, the Company and its representatives concerning the terms of the Shares and the business, financial condition, operations and prospects of the Company, including through the Company’s publicly available filings with the SEC, and to obtain any additional information that the Company can reasonably provide. The Recipient has made its own decision to acquire the Shares based on such information as it has deemed appropriate, without reliance on any statement, representation or warranty of the Company or its representatives other than the representations and warranties expressly set forth in this Agreement.

(i) No Advice. The Recipient acknowledges that neither the Company nor any of its affiliates or representatives has provided any legal, tax, regulatory, accounting or investment advice in connection with the Shares, and the Recipient has consulted its own advisers to the extent it has deemed appropriate.

(j) Brokers. No broker, finder or financial adviser is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the [Service Provider or the] Recipient.

(k) Compliance with Laws. Its execution and performance of this Agreement, and, in the case of the Recipient, its acquisition and holding of the Shares, do not violate any law, regulation, order or decree applicable to it or any agreement to which it is a party.

(l) No Governmental Endorsement. The Recipient understands that no federal or state agency or other governmental authority has passed upon or endorsed the Company, its securities or the merits of an investment in the Shares.

(m) Company Reliance. The Recipient understands that the Company is relying on the accuracy and completeness of the representations and warranties in this Section 6 in establishing the availability of the exemption from registration described in Section 6(e) and in complying with applicable securities laws and the rules of NYSE.

7. Acknowledgment of Market Risk. [Each of the Service Provider and] the Recipient acknowledges that the market price of the Shares may fluctuate and may decline before or after the Issuance Date, that the number of Shares issuable under the Equity Commitment was fixed by the Agreement for Services, and that none of the Company, Enhanced US or their representatives has made any representation, guarantee or assurance as to the value or future price of the Shares or the availability of any particular resale opportunity. Nothing in this Agreement constitutes, or shall be construed as, a waiver by any Party of any right or claim arising under the U.S. federal securities laws or any other provision the waiver of which is prohibited by applicable law.

8. Company Covenants. The Company shall (a) file any Current Report on Form 8-K required under Item 3.02 of Form 8-K in respect of the issuance of the Shares, and (b) submit a supplemental listing application to the NYSE in respect of the Shares to the extent required.

9. Data Protection. The Recipient consents to the collection and processing by the Company and its subsidiaries (the “Company Group”) of personal data relating to the Recipient and its trustee(s) to the extent necessary for the Company Group to perform its obligations and exercise its rights under this Agreement and to administer the issuance and registration of the Shares, in each case in accordance with applicable data protection laws. Such data may include identification details, contact details, tax forms and information about the Shares held by the Recipient.

10. Tax Matters.

(a) Responsibility. The Parties acknowledge that the issuance of the Shares constitutes payment of a portion of the fee owed to the [Service Provider] under the Agreement for Services, and that the direction to issue the Shares to the [Designated] Recipients does not change the party or parties to whom the associated income is attributable for tax purposes. [Each of the Service Provider and] the Recipient (and not the Company or Enhanced US) is responsible for its own tax liabilities, if any, arising from the issuance of the Shares.

(b) Withholding; Reporting. If and to the extent the Company or Enhanced US reasonably determines that it is required by applicable law to deduct or withhold any taxes in connection with the issuance of the Shares (including backup withholding or withholding with respect to any non-U.S. person), it may (i) withhold such amounts from any cash payment otherwise due under the Agreement for Services, (ii) require [the Service Provider or] the Recipient to remit cash in the amount required to be withheld as a condition to issuance, or (iii) make other arrangements reasonably acceptable to the Company for the satisfaction of such withholding. The Service Provider shall deliver a properly completed IRS Form W-9 (or applicable Form W-8), and each [Designated] Recipient shall deliver such tax forms as the Company reasonably requests. Enhanced US will report the fair market value of the Shares as required by applicable law, including on IRS Form 1099 to the Service Provider if required.

(c) No Tax Advice. No Party has provided tax advice to any other Party, and each Party has relied on its own advisers with respect to the tax consequences of the transactions contemplated by this Agreement.

11. Miscellaneous.

(a) Notices. All notices under this Agreement must be in writing and will be deemed given when delivered personally, one business day after being sent by reputable overnight courier, or when sent by email with confirmation of transmission, in each case to the addresses set forth on the signature pages (or such other address as a Party notifies in accordance with this Section).

(b) Entire Agreement. This Agreement contains the entire agreement of the Parties relating to the issuance of the Shares and supersedes all prior agreements and understandings with respect thereto. The Agreement for Services remains in effect in accordance with its terms solely as between Enhanced US and the [Service Provider]. In the event of any conflict between this Agreement and the Agreement for Services with respect to the Shares, this Agreement controls.

(c) Amendment; Waiver. This Agreement may be amended, and any provision waived, only by a written instrument signed by the Party against whom enforcement is sought. No failure or delay in exercising any right operates as a waiver of that right.

(d) Assignment. No Party may assign this Agreement without the prior written consent of the other Parties, except that (i) Enhanced US may assign this Agreement to an affiliate or to a successor in connection with an internal reorganization, merger, consolidation or sale of all or substantially all of its assets or of the business to which this Agreement relates, and (ii) the Company may assign this Agreement only to a person that succeeds to the Company as the issuer of the Shares, or that is otherwise legally able to perform the Company’s obligations under Sections 3 and 4, in connection with a merger, consolidation or sale of all or substantially all of the Company’s assets. Any such assignment requires the assignee to assume the assigning Party’s obligations under this Agreement in writing, and no such assignment releases the assigning Party from its obligations under this Agreement unless the Recipient expressly agrees in writing.

(e) Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions remain in full force and effect, and the Parties shall negotiate in good faith a valid substitute provision that most closely reflects their original intent.

(f) Governing Law; Jurisdiction; Jury Waiver. This Agreement is governed by the laws of the State of Texas, without regard to conflict-of-laws principles. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Texas for any dispute arising out of this Agreement, irrevocably waives any objection to the laying of venue in, or based on inconvenient forum with respect to, those courts, and EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUCH DISPUTE.

(g) No Third-Party Beneficiaries. Except for the persons indemnified under Section 4(c), this Agreement is for the sole benefit of the Parties and their permitted successors and assigns, and no other person is intended to be a third-party beneficiary.

(h) No Right to Continued Service or Future Issuances. Nothing in this Agreement confers on [the Service Provider or] the Recipient any right to continued engagement by, or any future issuance of securities of, the Company Group.

(i) Further Assurances. Each Party shall execute such further documents and take such further actions as may be reasonably necessary to give effect to this Agreement, including customary transfer agent documentation.

(j) Counterparts; Electronic Signatures. This Agreement may be executed in counterparts (including by electronic signature or PDF), each of which is an original and all of which together constitute one instrument.

(k) Survival. The representations and warranties set forth in Sections 5 and 6 shall survive the execution and delivery of this Agreement and the issuance of the Shares until the expiration of the applicable statutes of limitations. The covenants and agreements of the Parties that by their terms are to be performed after the Issuance Date (including those in Sections 3, 4, 7, 8, 9, 10, and 11) shall survive and remain in full force and effect in accordance with their respective terms.

(l) Confidentiality; Public Disclosure. [Each of the Service Provider and each Designated] Recipient shall keep confidential this Agreement, the identities of and allocations to the other [Designated] Recipients, and any other non-public information regarding the Company Group or the transactions contemplated by this Agreement, except that such [Designated] Recipient may disclose such information (i) to its trustee, beneficiaries and professional advisers who are bound to keep it confidential, (ii) to the extent required by applicable law, regulation or legal process, and (iii) to the extent it becomes publicly available other than as a result of a breach of this Section. Each [Designated] Recipient acknowledges that information regarding such [Designated] Recipient, its trustee and the Shares may be publicly disclosed to the extent required or appropriate in the Resale Shelf, any related prospectus, any Current Report on Form 8-K, any Form D or state notice filing, any NYSE submission or any other filing or submission required by applicable law or exchange rule. Each [Designated] Recipient further acknowledges that information regarding this Agreement, the issuance of the Shares and the other transactions contemplated by this Agreement may constitute material non-public information (“MNPI”) concerning the Company, and that applicable securities laws prohibit any person in possession of MNPI concerning an issuer from purchasing or selling securities of that issuer, or from communicating such information to any other person under circumstances in which that person is reasonably likely to purchase or sell such securities; accordingly, each [Designated] Recipient shall not purchase or sell any securities of the Company, and shall not communicate any such information to any other person, until such information has been publicly disclosed. The restrictions in the preceding sentence are in addition to, and do not limit, the restrictions in Section 3, and nothing in Section 4 permits such [Designated] Recipient to sell any Shares at a time when such [Designated] Recipient is in possession of MNPI concerning the Company.

[Signature Page Follows]

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Share Issuance Agreement as of the Issuance Date.

ENHANCED GROUP INC.

By:

Name:

Title:

Address:
Email:

ENHANCED US LLC

By:

Name:

Title:

Address:
Email:

[ , as Service Provider]

By:

Name:

Title:

Address:

Email:

, as Recipient

Address:

Email: